CHORDIANT SOFTWARE RECORDS 24% SEQUENTIAL REVENUE GROWTH
FOR THE SECOND QUARTER ENDED JUNE 30, 2003

North America And Europe Contribute Multi-Million Dollar Wins

CUPERTINO, CALIFORNIA - JULY 22, 2003 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced the financial results for the second quarter ended June 30, 2003.

Total revenues for the second quarter of 2003 were $17.1 million, an increase of 24 percent from the $13.8 million reported for the first quarter of 2003, and an increase of 13 percent from the $15.1 million reported for the second quarter of 2002. Chordiant's previously announced guidance for revenue was $15 million to $16 million for the second quarter of 2003. Second quarter license revenues were $6.5 million, compared to $4.1 million in the first quarter of 2003 and $6.0 million reported for the second quarter of 2002. Service revenues for the second quarter were $10.6 million, compared to $9.7 million in the first quarter of 2003 and $9.0 million reported for the second quarter of 2002. Chordiant had $31.8 million in cash and cash equivalents, short-term restricted cash, and short-term investments at June 30, 2003.

On a U.S. GAAP (Generally Accepted Accounting Principles) basis, Chordiant's second quarter 2003 net loss was $3.4 million, or 6 cents per share, compared to a net loss of $10.5 million, or 19 cents per share for the second quarter of 2002. For the first time in its six year operating history, Chordiant reported a second quarter 2003 non-GAAP financial measure net income of $133,000, which excludes amortization of deferred stock-based compensation, restructuring expenses, and amortization of acquired intangible assets, or a non-GAAP financial measure breakeven of 0 cents per share, compared to a non-GAAP financial measure net loss, which excludes amortization of deferred stock-based compensation, purchased in-process research and development, restructuring expenses, and amortization of acquired intangible assets, of $7.2 million, or 13 cents per share for the second quarter of 2002.

Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP, and should not be considered superior to or as a substitute for GAAP measures.

"We are very pleased with our progress in the second quarter, especially exceeding our revenue and earnings expectations for the quarter," said Stephen Kelly, President and Chief Executive Officer. "During the quarter, our management team was highly focused on our corporate goals for customer success, expense controls, cash management and our path to profitability," he added. "Our deferred revenue increased by 30% to $26.9 million, which gives us more visibility into future revenue."

"We continued to sign multi-million dollar transactions with world-class financial services organization in North America and Europe, which provides evidence our strategy to be a market leader in the financial services market segment," Kelly said. "During the second quarter we started over 20 engagements with new and existing customers, including industry leaders such as The Royal Bank of Scotland, CIBC, and Prudential."

For the six months ended June 30, 2003, total revenues were $30.9 million, compared to $37.9 million for the same period of the prior year. On a U.S. GAAP basis, Chordiant continued to reduce its net loss and for the first half 2003 reported a net loss of $10.3 million, or 18 cents per share, compared to net loss of $18.8 million, or 35 cents per share, for the first half of 2002.

THIRD QUARTER 2003 FINANCIAL OUTLOOK
"We anticipate revenues of $17 million to $18 million for the third quarter 2003," said Steve Vogel, Senior Vice President and Chief Financial Officer. "Entering the third quarter we had visibility to approximately $15 million of revenue. We believe total GAAP expenses for Q3 will be similar to Q2, except we do not anticipate a Q3 restructuring charge. We anticipate ending the third quarter 2003 with between $30 million to $34 million of cash," he stated. "Given our visibility, we are also providing revenue guidance for the fourth quarter and expect revenues to be in a range of $17 million to $19 million."

Teleconference Webcast Today - July 22, 2003 at 2:00 P.M. (Pacific)

Chordiant management has scheduled a teleconference for 2:00 p.m. (PDT), 5:00 p.m. (EDT) and 22:00 (London) today to discuss financial results and business events for the second quarter of 2003, as well as the current outlook for 2003. This teleconference will be webcast live for the public from Chordiant's website at http://www.chordiant.com. Industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, and non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures contained in the Form 8-K, and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at http://www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at 303-590-3000, code 543322.

About Chordiant Software, Inc.

Chordiant (Nasdaq: CHRD) solutions automate and manage operational business processes for leading service-driven global organizations in retail finance, telecommunications and consumer direct industries.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

SAFE HARBOR
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contacts:
Steve Polcyn	Steve Vogel
Chordiant Software, Inc.	Chordiant Software, Inc.
(408) 517-6282	(408) 517-6112
steve.polcyn@chordiant.com	steve.vogel@chordiant.com

Chordiant Media Contact:
Paul Burrin
Chordiant Software, Inc.
(408) 517-6168
paul.burrin@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues:
License	$6,487	$6,038	$10,624	$17,122
Service	10,598	9,037	20,276	20,762

Total revenues	17,085	15,075	30,900	37,884

Cost of revenues:
License	319	488	580	1,055
Service	6,024	6,606	11,950	16,159

Total cost of revenues	6,343	7,094	12,530	17,214

Gross profit	10,742	7,981	18,370	20,670

Operating expenses:
Sales and marketing	4,717	8,305	10,735	17,419
Research and development	3,895	5,166	7,972	10,101
Purchased in-process research and development	-	997	-	997
General and administrative	1,950	1,935	3,500	4,126
Amortization of deferred stock-based compensation	1,473	441	3,312	957
Amortization of intangible assets	890	954	1,781	1,778
Restructuring expenses	1,161	939	1,161	4,498

Total operating expenses	14,086	18,737	28,461	39,876

Loss from operations	(3,344)	(10,756)	(10,091)	(19,206)

Interest expense	(48)	(88)	(94)	(92)
Other income, net	1	296	(151)	541

Net loss	$(3,391)	$(10,548)	$(10,336)	$(18,757)

Net loss per share:
Basic and diluted	$(0.06)	$(0.19)	$(0.18)	$(0.35)

Shares used in per share calculation:	58,567	54,756	57,894	54,307

Supplemental information [1]:
Non-GAAP financial measures and reconciliation
Net loss	(3,391)	(10,548)	(10,336)	(18,757)
Less: Purchased in-process research and development	-	997	-	997
Less: Amortization of deferred stock-based compensation	1,473	441	3,312	957
Less: Amortization of intangible assets	890	954	1,781	1,778
Less: Restructuring expenses	1,161	939	1,161	4,498

Pro forma net income / (loss):	$133	$(7,217)	$(4,082)	$(10,527)

Diluted pro forma net income / (loss) per share:	$0.00	$(0.13)	$(0.07)	$(0.19)

Shares used in per share calculation [2]:	63,197	54,756	57,894	54,307

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measure of  net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of non-GAAP financial measures of  net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per shares for the three months ended June 30, 2002 and the six months ended June 30, 2002 and 2003 are computed excluding potential common shares of 6,322, 5,199 and 4,570, respectively, an their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$30,718	$30,731
Short-term investments and restricted cash	1,097	9,245
Accounts receivable, net (Includes $11,615 and $7,964 of deferred revenue, respectively)	18,711	15,343
Other current assets	4,263	3,162

Total current assets	54,789	58,481

Restricted cash	1,500	1,500
Property and equipment, net	3,728	5,069
Goodwill, net	24,874	24,874
Other intangible assets, net	3,194	4,975
Other assets	1,350	1,788

Total assets	$89,435	$96,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings	$1,583	$1,114
Accounts payable	3,538	5,936
Accrued expenses	9,996	14,007
Deferred revenue	20,588	15,990

Total current liabilities	35,705	37,047
Deferred revenue, long-term	6,286	8,532
Borrowings, long-term	1,215	136
Other liabilities	119	161

	43,325	45,876

Stockholders' equity:	46,110	50,811

Total liabilities and stockholders' equity	$89,435	$96,687